EXHIBIT 99.1

Press Release
--------------------------------------------------------------------------------
For Immediate Release


LINCOLN BANCORP ANNOUNCES THIRD QUARTER EARNINGS

Lincoln Bancorp (Nasdaq: LNCB) (the "Company"), the holding company of Lincoln Bank (the "Bank"), announced today that net income for the third quarter ended September 30, 2004 was $1,185,000, or $.26 for basic and $.25 for diluted earnings per share. This compared to net income for the comparable period in 2003 of $838,000, or $.21 for basic and $.20 for diluted earnings per share. Return on assets was .64% and return on equity was 5.03% for the third quarter of 2004 compared to .59% and 4.25%, respectively, for the same period last year.

Net income for the nine-month period ended September 30, 2004 was $2,933,000, or $.70 for basic and $.68 for diluted earnings per share. This compared to $2,778,000, or $.70 for basic and $.68 for diluted earnings per share for the same period of 2003. For the nine months ended September 30, 2004, return on average assets was .61% and return on average equity was 4.59% compared to .67% and 4.67%, respectively, for same period in 2003.

On August 2, 2004, the Company acquired First Shares Bancorp, Inc., Greenwood, Indiana ("First Shares"), the holding company of First Bank, an Indiana commercial bank with approximately $209.0 million in total assets at the effective date of the merger. First Shares was merged with and into the Company and immediately thereafter, First Bank was merged into the Bank. The acquisition was accounted for under the purchase method of accounting, and accordingly, the net assets were recorded at their estimated fair values at the date of merger. First Shares' results of operation and financial position were included in the Company's consolidated financial statement beginning August 2, 2004.

Assets totaled $828.9 million at September 30, 2004, an increase from December 31, 2003 of $237.2 million. The First Shares acquisition accounted for nearly the entire increase in assets.

Deposits totaled $537.9 million at September 30, 2004, an increase of $216.1 million from December 31, 2003. First Shares provided $183.3 million of this increase with the remaining $32.8 million coming primarily from an increase in money market deposit balances, up an additional $24.7 million and certificates of deposit, up another $10.1 million. Borrowed funds at the end of September decreased $2.7 million to $182.0 million even after adding $14.1 million of borrowings due to the First Shares acquisition. Borrowings were reduced by available funds as a result of increased deposits.

Net interest income for the third quarter of 2004 was $5,152,000 compared to $3,907,000 for the same period in 2003. Net interest margin was 3.02% for the three-month period ended September 30, 2004 compared to 2.89% for the same period in 2003. The average yield on earning assets decreased .18% for the third quarter of 2004 compared to the same period in 2003. The average cost of interest-bearing liabilities decreased .45% from the third quarter of 2003 to the third quarter of 2004. This increased net interest spread from 2.46% for the 2003 period to 2.73% for the 2004 period, or .27%. The acquisition of First Shares provided a boost to net interest margin with a spread of approximately 3.80% and margin of approximately 4.00% at the merger date.

Net interest income year-to-date through September 30, 2004 was $13,085,000 compared to $11,642,000 for the same period in 2003. Net interest margin was 2.91% through September 30, 2004 down from 2.97% for the same nine-month period one year ago.

The Bank's provision for loan losses for the third quarter of 2004 was $116,000 compared to $189,000 for the same period in 2003. Non-performing loans to total loans at September 30, 2004 were .68% compared to .43% at December 31, 2003, while non-performing assets to total assets were .74% at September 30, 2004 compared to .46% at December 31, 2003. The increase in non-performing loans at September 30, 2004, was the result of a $2.3 million commercial real estate loan being placed in nonaccrual status. The increase in non-performing assets was the result of transferring a $1.1 million loan on a commercial property into other real estate owned. The allowance for loan losses as a percentage of loans at September 30, 2004 was .95% compared to .80% at December 31, 2003. The increase of the allowance as a percentage of loans was the result of consolidating First Bank's allowance at 1.12% of loans into Lincoln's. The provision for the first nine months of 2004 was $539,000 compared to $623,000 last year for the same period.

Other income for the three months ended September 30, 2004 was $1,170,000 compared to $744,000 for the same quarter of 2003. Service charges on deposit accounts were $496,000 for the third quarter of 2004 compared to $228,000 for the same period in 2003. This increase was partially the result of the First Shares acquisition and the Bank's efforts to increase the number of customers with checking accounts. However, the primary reason for the increase in service charge income was the introduction of Lincoln Advantage, the Bank's courtesy overdraft product introduced in the second quarter of 2004. Net realized and unrealized gains (losses) on sale of loans were $181,000, up from $75,000 for the same period in 2003. Other income for the nine months ended September 30, 2004 was $2,642,000 compared to $2,732,000 during the same period in 2003. The decline in other income was the result of $419,000 less net realized and unrealized gains (losses) on sale of loans down from $738,000 for the nine-month period ended September 30, 2003 to $319,000 for the same period in 2004. This decline was the result of less residential mortgage loan volume as the refinancing boom has ended. This decline in gains on sale of loans was partially offset by an increase in service charges on deposit accounts, up $379,000 to $1,015,000 for the nine-month period ended September 30, 2004 from $636,000 for the same period in 2003.

Other expenses were $4,641,000 for the three months ended September 30, 2004 compared to $3,318,000 for the same three months of 2003, an increase of $1,323,000. The increase in the 2004 period was primarily from the acquisition of First Shares with a running rate operating expense level of approximately $1.1 million for the two month period after the effective date of the merger on August 2, 2004. The expense level for First Shares was estimated based on First Bank's actual other operating expenses of $3.9 million for the first seven months of 2004. First Shares' (holding company) expenses were excluded from the estimate as they primarily related to the acquisition and other one-time expenses. Core deposit intangible amortization increased by $117,000 for the quarter ended September 30, 2004 to $140,000 from $23,000 for the same period in 2003 as a result of the First Shares acquisition. Other real estate owned expenses were $146,000 for the third quarter of 2004 compared to a net credit of $17,000 for the same period of 2003 or an increase of $163,000. Other expenses for the nine months ended September 30, 2004 were $11,303,000 compared to $10,032,000 for the same period last year. As discussed above, the First Shares acquisition was the primary reason for the increase.

The book value of Lincoln Bancorp common stock was $18.96 per share at September 30, 2004 compared to $17.96 at December 31, 2003.

Lincoln Bancorp and Lincoln Bank are headquartered in Plainfield, Indiana with additional offices in Avon, Bargersville, Brownsburg, Crawfordsville, Frankfort, Franklin, Greenwood, Mooresville, Morgantown, Nashville and Trafalgar.

Statements contained in this press release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The companies intend such forward-looking statements to be covered in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. The companies' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involves a number of risks and uncertainties, some of which have been set forth in the companies' most recent annual reports on Form 10-K, which disclosures are incorporated by reference herein. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:  Tim Unger, President & CEO
Lincoln Bancorp
317-839-6539



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
                                                          LINCOLN BANCORP
                                        SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                                                            (Unaudited) (Dollars
                                         in Thousands, Except Per Share Amounts)
                                                                                      September 30      December 31
                                                                                          2004              2003
                                                                                      ------------      -----------
Balance Sheet Data:
     Total assets                                                                     $  828,867        $  591,685
     Loans, net (including loans held for
     sale)                                                                               590,220           438,027
     Cash and cash equivalents                                                            38,657            16,794
     Investment securities available for sale                                            116,309            94,137
     Investment securities held to maturity                                                1,695             1,745
     Deposits                                                                            537,891           321,839
     Borrowings                                                                          182,043           184,693
     Stockholders' equity                                                                101,269            79,227

     Book value per common share                                                      $    18.96        $    17.96
     Shares outstanding                                                                5,340,638         4,411,891
     Equity to assets                                                                      12.22%            13.39%
     Non-performing assets to total assets                                                  0.74%             0.46%
     Non-performing loans to total loans                                                    0.68%             0.43%
     Allowance for loan losses to total loans                                               0.95%             0.80%



                                                  Three Months Ended September 30     Nine Months Ended September 30
                                                      2004              2003              2004              2003
                                                    --------          --------          --------          --------
Operating Data:
     Interest Income:
        Loans                                       $  8,023          $  6,549          $ 21,314          $ 19,126
        Investment securities                            992               866             2,288             2,962
        Deposits with financial institutions              79                23               105               130
        Dividends on FHLB stock                          114               104               325               326
                                                    --------          --------          --------          --------
           Total interest income                       9,208             7,542            24,032            22,544
                                                    --------          --------          --------          --------
     Interest Expense:
        Deposits                                       1,965             1,593             4,792             4,881
        Borrowings                                     2,091             2,042             6,155             6,021
                                                    --------          --------          --------          --------
           Total interest expense                      4,056             3,635            10,947            10,902
                                                    --------          --------          --------          --------
     Net Interest Income                               5,152             3,907            13,085            11,642
        Provision for loan losses                        116               189               539               623
                                                    --------          --------          --------          --------
     Net Interest Income After Provision for
     Loan Losses                                       5,036             3,718            12,546            11,019
                                                    --------          --------          --------          --------
     Other Income:

        Service charges on deposit accounts              496               228             1,015               636
        Net realized and unrealized gains on
           loans                                         181                75               319               738
        Net realized gains (losses) on sale
           of available for sale securities                -                 -                 -               (35)
        Equity in losses of limited
           partnership                                   (33)              (33)              (99)             (105)
        Point of sale income                             114                80               303               233
        Loan servicing fees                               96                92               261               298
        Increase in cash value of life
           insurance                                     163               142               416               471
        Other                                            153               160               427               496
                                                    --------          --------          --------          --------
           Total other income                          1,170               744             2,642             2,732
                                                    --------          --------          --------          --------



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     Other Expenses:
        Salaries and employee benefits                 2,398             1,819             5,894             5,263
        Net occupancy expenses                           310               200               778               613
        Equipment expenses                               291               211               699               691
        Data processing expense                          440               304             1,176               955
        Professional fees                                118                91               353               292
        Mortgage servicing rights
           amortization                                   38                22               132               155
        Advertising and business development             133               105               368               314
        Core deposit intangible amortization             140                23               187                71
        Other                                            773               543             1,716             1,678
                                                    --------          --------          --------          --------
           Total other expenses                        4,641             3,318            11,303            10,032
                                                    --------          --------          --------          --------
     Income before income taxes                        1,565             1,144             3,885             3,719
     Income taxes                                        380               306               952               941
                                                    --------          --------          --------          --------
     Net income                                     $  1,185          $    838          $  2,933          $  2,778
                                                    ========          ========          ========          ========

     Basic earnings per share                       $   0.26          $   0.21          $   0.70          $   0.70
                                                    ========          ========          ========          ========
     Diluted earnings per share                     $   0.25          $   0.20          $   0.68          $   0.68
                                                    ========          ========          ========          ========

Other Data:
     Interest rate spread                               2.73%             2.46%             2.56%             2.51%
     Net interest margin                                3.02%             2.89%             2.91%             2.97%
     Return on average assets                           0.64%             0.59%             0.61%             0.67%
     Return on average equity                           5.03%             4.25%             4.59%             4.67%





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